JANUARY 11, 2016 · SAN FRANCISCO 34th Annual J.P. Morgan Healthcare Conference Exhibit 99.1

PRESIDENT AND CEO DOUG GODSHALL

Forward-Looking Statements This announcement contains forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the: commercialization of the HeartWare HVAD® System and clinical evaluation of the MVAD® System; timing, progress and outcomes of clinical trials; regulatory submissions and quality compliance; investigation, research and development activities; consummation of our proposed acquisition of Valtech Cardio, Ltd. and our ability to take advantage of acquired and pipeline technology. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. "Risk Factors" in HeartWare's Annual Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A. "Risk Factors" in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

Additional Shareholder Information

Participants in the Solicitation

HeartWare, Valtech Cardio, Ltd. ("Valtech") and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition of Valtech. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare's proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission (the "SEC") on April 30, 2015. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of HeartWare stockholders or Valtech shareholders generally, are set forth in a preliminary proxy statement/prospectus originally filed with the SEC on October 16, 2015 and amended on November 25, 2015.

Additional Information and Where To Find It

In connection with the proposed transactions, HW Global, Inc. ("Holdco"), has filed a Registration Statement on Form S-4 that contains a preliminary proxy statement/prospectus, which is not yet final and may be further amended. Holdco intends to file a final prospectus and other relevant materials and HeartWare intends to file a definitive proxy statement and other relevant materials with the SEC in connection with the proposed transactions. Investors and security holders of HeartWare and Valtech are urged to read these materials (when they become available) before making any voting or investment decision with respect to the transactions because they will contain important information about HeartWare, Valtech and the transactions. The proxy statement/prospectus and other relevant materials, and any other documents filed by Holdco or HeartWare with the SEC, may be obtained free of charge on the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents by directing a written request to HeartWare's investor relations department at HeartWare International, Inc., 500 Old Connecticut Path, Framingham, MA 01701, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the "Securities Act").

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

HeartWare

4

Focused on Progress. Committed to Making a Difference. Our goal: To meaningfully extend the lives of heart failure patients by dramatically enhancing their quality of life. “Prior to the HVAD® System, life was hard; I could not walk, I could not play with my kids, every day was a struggle.” “This device can aid in your life and help you move forward. I am so grateful for the HVAD® Pump. I have my life back.” “I am in control of my treatment with the HVAD® System. I am now working with my heart failure, rather than it working against me.” “It’s a wonderful piece of equipment. Your life does change; you get your life back. I couldn’t be more pleased with it.” Source: actual patient quotes

Announcing Today… Preliminary revenue for Q4 ’15 and full year 2015 HVAD® DT PMA submission timing MVAD® System CE Mark trial update Appointment of new director to HeartWare’s board

Unit Sales Q4 ’14 Q4 ’15 Commercial 679 720 DT2 58 0 Fourth Quarter 2015 Preliminary Revenue U.S. 16%; Int’l (3)% Note: Preliminary estimates assume negative FX impact of ~$3.4M vs. Q4 ’14. 2015 results subject to audit. FX Impact $73.2M GAAP ~$68M GAAP Revenue in Millions

Full-Year 2015 Preliminary Revenue Note: 2015 revenues are preliminary and unaudited. Revenue in Millions

HVAD® System Global Units Sold *Note: 2015 unit sales are preliminary and unaudited.

HEARTWARE PORTFOLIO

HeartWare® Ventricular Assist System Pericardial placement – no pump pocket Provides up to 10 L/min of flow Centrifugal design, continuous flow Hybrid magnetic / hydrodynamic impeller suspension Optimizes flow, pump surface washing and hemocompatibility Thin (4.2 mm), flexible driveline with fatigue-resistant cables CAUTION: Federal Law (USA) restricts this device to sale by or on the order of a physician. Refer to the “Instructions For Use” for complete Indications for Use, Contraindications, Warnings, Precautions, Adverse Events and Instructions prior to using this device. HVAD® System Miniaturized Implantable Blood Pump Features

HeartWare Achieves 10,000 HVAD® Implants Argentina Australia Austria Belarus Belgium Brazil Canada Chile Croatia Cyprus Czech Republic Denmark Egypt Estonia Finland France Germany Greece Hungary India Israel Italy Japan Kazakhstan Lebanon Luxembourg Malaysia Netherlands New Zealand Norway Poland Romania Saudi Arabia Serbia Singapore Slovakia South Africa South Korea Spain Sweden Switzerland Turkey United Arab Emirates United Kingdom United States Vietnam 10,000 Thank you to the 300+ HVAD® customers around the world!

Pumps HVAD® Longer sintering DT indication MVAD® Next-gen, more versatile pump CircuLite® Class III, partial-assist device Longhorn® Eliminates outflow graft Electronics Lavare HVAD pulsatility algorithm HVAD Controller Upgrade Improved patient management Pal™ Versatile, simple and smart controller TET Eliminates driveline Tools MVAD Gimbal Angle and depth adjustment Thoracotomy Tools HVAD and MVAD Remote Monitoring Connected patient care HeartWare: Expanding Our Leadership in VAD Innovation

Expedited Timeline for HVAD® System DT Indication PMA Submission

U.S. Destination Therapy Market

- U.S. market shifting increasingly toward DT
- U.S. DT ~30% of global market
- Earlier submission for DT indication has potential to be a significant catalyst

Premarket Approval Submission

- Positive trends observed in ENDURANCE2 data from regulatory reports and filings
- Intend to submit PMA application in mid-2016
- Based on two-year data from ENDURANCE and minimum of six-month follow-up from ENDURANCE2
- Data adjudication prior to submission

ENDURANCE2

- Primary endpoint: Incidence of neurologic injury at 12 months on the originally implanted device
- 465 patients enrolled at 50 U.S. centers
- Six-month follow-up complete Feb. 2016
- One-year follow-up complete Aug. 2016

hVAD® ENDURANCE Trial

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

HeartWare®

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Strong Market Appeal of HVAD® System HVAD® has been the most-implanted LVAD internationally for the past 3+ years Size advantage continues to resonate strongly Balancing R&D spend to further extend the HVAD System’s competitive position: Improved surgical tools New electronic capabilities Leveraging algorithms (Lavare) Evaluating additional enhancements Physicians initiating additional post-approval studies

HVAD® System: Expanding Indications & Geographies LATERAL - 75% patients enrolled - Enrollment completion expected in Q1 ‘16 Japan - BTT filing expected in ‘16 Canada - HVAD BTT commercial approval in April 2015 Lavare Cycle - Available internationally - Pending FDA approval

Lighter and thoughtfully designed peripherals to enhance patient quality of life Palä Patient Peripherals MVAD® Pump Exclusively for Clinical Investigation. Investigational device to be used by Qualified Investigators Only. CAUTION: Investigational Device. Limited by Federal (or United States) law to investigational use. The MVAD® System Has Breakthrough Potential Small size enables less invasive implant and improved anatomical fit Advanced impeller technology for reduced sheer MVAD® Impeller

qPulse™ Cycle Exclusively for Clinical Investigation. Investigational device to be used by Qualified Investigators Only. CAUTION: Investigational Device. Limited by Federal (or United States) law to investigational use. Customizable speed adjustments (3 settings) Designed to promote aortic valve opening, enable ventricular washing and reduce bleeding complications

MVAD® System Clinical Update Completed controller fix and software enhancements Pump thrombus events observed in late December – appear different in nature than earlier events Absence of stroke, right heart failure and driveline infection to date very promising Observations: MVAD is proving efficient and powerful and result is some patients having sustained suction, which appear to lead to thrombus Significant speed change of qPulse™ appears to increase the rate of suction Patients with qPulse off did not experience significant suction and had no thrombus events Next steps reviewed with Investigators: Turn off qPulse on all patients, monitor to confirm suction reduction Improve suction alarm to identify events sooner Goal of submitting to competent authorities requesting restart Additional activities in parallel: Evaluating other algorithms that could reduce pump sensitivity Assessing more moderate pulsatility modes Incorporating external pump designer to aid evaluation

VALTECH

Valtech: Setting the Standards for Industry in Treating Mitral and Tricuspid Regurgitation

→ *Late-Stage*

Cardinal™ *Mitral*



CE Marked, adjustable, semi-rigid, surgical mitral valve annuloplasty ring system

Cardinal™ *Tricuspid*



Adjustable, semi-rigid, surgical tricuspid valve annuloplasty ring system

V-Chordal® *Mitral*



Surgical and transcatheter mitral chordae repair system

Cardioband® *Mitral*



CE Marked transcatheter, transfemoral-transseptal mitral valve reconstruction system

Cardioband® *Tricuspid*



Transcatheter, transfemoral-transseptal tricuspid valve reconstruction system

Cardiovalve™ *Mitral*



Transcatheter, transfemoral-transseptal and transapical mitral valve replacement

■ Surgical Therapy ■ Interventional (Transcatheter) Therapy

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

Valtech HeartWare

21

Cardioband®: Commercial-Stage Product Offers Surgical-Like Repair, Less Invasively Gold-standard annuloplasty on a catheter Cardioband Mitral CE Mark approved in September 2015 60+ patients implanted Limited commercial launch to date Cardioband designed as a safe, first-line option for high-surgical-risk patients Transfemoral approach safe for large untreated patient population Real-time adjustment on a beating heart 6 implant sizes Tricuspid FIM expected in 2016

Adjustable Repair Expected to Emerge as First-Line Option, Whether Surgical or Interventional


Cardioband® MR Reduction
Cardioband CE Mark Study
87% MR ≤ 2+
83% MR ≤ 2+
89% MR ≤ 2+
89% MR ≤ 2+
Percentage of Patients
100%
80%
60%
40%
20%
0%
2+
3-4+
0-1+
Baseline n=49
Discharge n=47
1 Month n=41
6 Months n=27
1 Year n=19


Reverse Remodeling at 2 Years
CTSN Trial Surgical Repair vs. Replacement in Ischemic MR
Indexed left ventricular end systolic volume reduction (ml/m²)
"Good" Surgical Repair
Failed Repair
Surgical Replacement
4
2
0
-2
-4
-6
-8
-10
-12
-11.1
2.2
-6.5

- Cardioband is a novel transcatheter mitral repair device replicating the surgical standard
- CE Mark data establish Cardioband as an effective, durable and minimally invasive repair option
- Surgical experience suggests that a "good" repair is better than replacement
- Durability of replacement stented valves uncertain, repair will be the cardiologist's first choice, when possible

Source: Taramasso 2016 *Nature* DOI:10.1038/nrcardio.2015.206, Goldstein 2015 *NEJM* DOI: 10.1056/NEJMoa1512913.

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

Valtech HeartWare

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Expanding Cardioband® Commercial Footprint: Setting the Stage for a Strong Launch

Cardioband® Center Locations in Europe & Israel

FRANCE
Paris – Hôpital Bichat-Claude Bernard

GERMANY
Bad Nauheim – Kerckhoff-Klinik
Berlin – Vivantes Klinikum Am Urban
Bonn – Universitätsklinikum Bonn
Frankfurt – CardioVasculäres Centrum Frankfurt
Hamburg – Asklepios Klinik St. Georg
Hamburg – HGH Universitäres Herz- und Gefäßzentrum Hamburg GmbH
Hamburg – Universitätsklinikum Hamburg-Eppendorf (UKE)
Köln – Universität zu Köln
Mainz – Universitätsmedizin der Johannes Gutenberg Universität Mainz
München – Ludwig Maximilians Universität (LMU) Klinikum
Rostock – Universitätsmedizin Rostock

ISRAEL
Haifa – Rambam Health Care Campus
Petah Tikva – Rabin Medical Center

ITALY
Catania – Ospedale Ferrarotto
Milan – Ospedale San Raffaele (OSR)
Rome – Policlinico Tor Vergata

NETHERLANDS
Nieuwegein – St. Antonius Ziekenhuis

SWITZERLAND
Zurich – UniversitätsSpital Zürich



Valtech HeartWare

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

24

Valtech: Consistent, Meaningful Milestone Cadence

2016

- Cardioband® Launch
- Cardioband IDE
- Cardinal™ Launch EU
- Cardioband TR FIM

2017

- Cardiovalve™ FIM
- Cardioband TR IDE
- Cardinal IDE

2018

- Cardioband PMA
- Cardioband TR CE Mark
- Cardinal PMA
- Cardiovalve IDE

2019

- Cardiovalve CE Mark
- Cardioband TR PMA

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

Valtech HeartWare

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HeartWare + Valtech: Covering the Heart Failure Continuum

Heart Failure Continuum

Today



Cardioband® Mitral



HVAD®

Tomorrow



Cardinal™ Mitral and Tricuspid



Cardioband Mitral and Tricuspid



MVAD®



HVAD

Future



Cardinal Mitral and Tricuspid



Cardioband Mitral and Tricuspid



Cardiovalve™



CircuLite®



MVAD



HVAD



Longhorn®

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

HeartWare

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HeartWare + Valtech: Addressing Two of the Highest-Growth Areas in Heart Failure Valve VAD +7% CAGR +18% CAGR 2015 2030 Mitral Tricuspid Class IV Class III $2.2B $7.5B $600M $800M Source: HTWR estimates.

HeartWare + Valtech: Creating the Technology Leader in Heart Failure Synergies with disease, customer, referral channel and delivery system will create compounding benefits over next decade HVAD® early DT brings growth forward and MVAD® promise remains substantial Adjustable repair of MR and TR expected to emerge as first-line option, whether surgical or interventional Nearer-term commercial opportunity in established surgical and interventional mitral repair market Sophisticated Cardiovalve™ design and delivery system to advance HeartWare leadership in mitral replacement Combined pipeline creates unique opportunity for differentiated value creation

Renowned Panel of Intl. VAD and Valve Specialists


HeartWare
HeartWare International Analyst and Investor Meeting
Thursday, November 05, 2015, 9:00 am EST
HeartWare
Michael Mack, M.D.
Baylor Health Care System
Prof. Francesco Maisano, M.D.
University Hospital of Zurich
Paul Jansz, M.D.
St. Vincent's Hospital, Sydney
Prof. Karl-Heinz Kuck, M.D. Ph.D.
Asklepios Klinik St. Georg
Paul Grayburn, M.D.
Baylor Univ. Medical Center
Steven Boyce, M.D.
MedStar Washington Hospital

HeartWare's Analyst & Investor Day Meeting video and slide webcast replay is available at: www.HeartWare.com.

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

HeartWare 29

Expected Timeline for Valtech Vote Important Dates Ahead for HeartWare-Valtech Merger Record Date: January 15th Mail Date: January 19th Vote Date: February 19th

HeartWare BOD Welcomes Dr. Stephen Oesterle



Stephen N. Oesterle, M.D.

- Venture Partner, New Enterprise Associates
- Former SVP for Medicine and Technology, Medtronic; served on Exec. Committee
- Strategic Advisor, EQT & Temasek Holdings
- Former Assoc. Prof. of Medicine, Harvard Medical School
- Former Director of Invasive Cardiology Services, Mass. General Hospital
- Directed interventional cardiology programs at Good Samaritan Hospital, Georgetown University & Stanford University

HeartWare Expands Board of Directors:

Timothy Barberich
Cynthia Feldmann
Doug Godshall
Seth Harrison, M.D.
Ray Larkin, Jr.
Stephen Oesterle, M.D.
Robert Stockman
Robert Thomas
Denis Wade, M.D.

HEARTWARE, HVAD, MVAD and the HEARTWARE logo are registered trademarks of HeartWare.

HeartWare 31

Clarifying Priorities While Expanding Footprint Complete Warning Letter remediation activities Submit DT mid ‘16 and enhance supporting HVAD® accessories Restart current MVAD® trial or implement design enhancements followed by new study Close on Valtech, launch Cardioband® and commence IDE trial

Announced Today… Preliminary revenue for Q4 ‘15 of approximately $68 million Preliminary 2015 fiscal year revenue of approximately $277 million HVAD® DT PMA submission expected mid-2016; ahead of plan MVAD® System CE Mark trial update Expanded HeartWare Board of Directors with appointment of Stephen Oesterle, M.D.

Enabling Patients to Get Back to Life